SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a party other than the Registrant [ ] Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule14a-12

                            AMES NATIONAL CORPORATION

                (Name of Registrant as Specified In Its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange  Act Rules  14a-6(i)(1) and 0-11.
      (1)  Title of each  class  of  securities  to which  transaction applies:

      -------------------------------
      (2)  Aggregate number of securities to which transaction applies:
      -------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           -------------------------------
      (4)  Proposed maximum aggregate value of transaction:
           -------------------------------
      (5)  Total fee paid:
           -------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
           -------------------------------
      (2)  Form, Schedule or Registration Statement No.:
           -------------------------------
      (3)  Filing Party:
           -------------------------------
      (4)  Date Filed:
           -------------------------------

                                 March 15, 2004

Dear Shareholder:

You are invited to attend the 2004 Annual Meeting of Shareholders of Ames National Corporation to be held on Wednesday, April 28, 2004 at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa. Registration begins at 4:00 p.m. with the Annual Meeting to commence at 4:30 p.m. Enclosed are the Notice of Annual Meeting of
Shareholders,   Proxy   Statement,   Proxy  Card  and  2003  Annual   Report  to
Shareholders.

At the Annual Meeting, three directors will be elected to the Board of Directors. Two current members' names are being placed in nomination for re-election and one new name will be presented to replace James R. Christy, who will be retiring from the Board. Management will report on the operations and activities of the Company with an opportunity to ask questions.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to mark, sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope. Returning the Proxy Card will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Randall-Story State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting.

Sincerely,

/s/ Daniel L. Krieger
----------------------
Daniel L. Krieger
Chairman and President

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 28, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, April 28, 2004, at 4:30 o'clock p.m., local time, at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"), for the following purposes:

1.   To elect three members of the Board of Directors.

2. To consider such other business as may properly be brought before the Meeting.

The Board of Directors has fixed the close of business on March 12, 2004 as the record date for the determination of those shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

TO INSURE YOUR  REPRESENTATION AT THE MEETING,  THE BOARD OF DIRECTORS  REQUESTS
THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

                                              By Order of the Board of Directors

                                              /s/ John P. Nelson
                                              ----------------------------------
                                              John P. Nelson
March 15, 2004                                Vice President and Secretary
Ames, Iowa

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 28, 2004

This  Proxy  Statement  is  furnished  to  the  shareholders  of  Ames  National
Corporation, an Iowa corporation, (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 2004, at 4:30 o'clock p.m., local time, at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled thereto on or about March 15, 2004.

Only shareholders of record at the close of business on March 12, 2004 are entitled to notice of and to vote at the Meeting. There were 3,133,053 shares of the Company's common stock (the "Common Stock") outstanding at the close of business on that date, all of which will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Meeting. Holders of shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters to properly come before the Meeting. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. The Board has appointed an inspector of elections who will be responsible for tabulating the votes by Proxy, counting the votes cast in person at the Meeting and announcing the results of voting.

If the accompanying Proxy is properly signed and returned and is not revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee for director will require the affirmative vote of a plurality of those shares voting at the Meeting in person or by proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the Meeting if any shareholder who does not expect to attend the Meeting in person will return a signed Proxy promptly.

A shareholder may revoke his or her Proxy at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company's principal office at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: Secretary, either a written revocation of the Proxy or a duly executed Proxy bearing a later date. A shareholder may also revoke the Proxy by attending the Meeting and voting in person. Attendance at the Meeting without voting in person will not serve as the revocation of a Proxy.

                         INFORMATION CONCERNING NOMINEES
                            FOR ELECTION AS DIRECTORS

The Board of the Company currently consists of nine members. The Board is divided into three classes for the purpose of electing and defining the terms of office of the directors. All directors are elected to serve three-year terms, with one-third of the directors being elected on an annual basis. The terms of three directors will expire at the Meeting.

The directors to be elected at the Meeting will each serve a three-year term expiring at the annual meeting of shareholders to be held in 2007. The directors shall each serve until his successor is elected and qualified, or until his earlier death, resignation or removal. The Board has no reason to believe that any nominee named in this Proxy Statement will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the Proxy will be voted for such substitute, if any, as the Board may designate.

Set forth below are the names of the three persons nominated by the Board for election as directors at the Meeting, along with certain other information concerning such persons. Two of the nominees are currently serving as directors of the Company and one nominee is a new candidate for election to the Board.

Nominees for Three Year Terms
Daniel L. Krieger               Mr.  Krieger has served as a director of the  Company  since 1978.  He
Age 67                          has been  employed  as  President  of the  Company  since 1999 and was named  Chairman  in 2003.  He  served  as President  of First  National
                                Bank  from 1984  until  1999.   He  also  serves  as Chairman  and  trust
                                officer  of  First National Bank.

Frederick C. Samuelson          Mr.  Samuelson has been employed  since 1971 as President and owner of
Age 60                          James Michael & Associates,  Inc., a general  retail  variety store in
                                Nevada,  Iowa. He also holds  management  and  ownership  positions in several  other  retail  businesses  with  operations  located in Iowa,
                                Missouri  and  Wisconsin.  He has served as a director of State Bank &
                                Trust Co. since 1993.  Mr.  Samuelson has not  previously  served as a director of the Company.

Marvin J. Walter                Mr.  Walter has served as a director of the Company  since 1978. He is
Age 63                          the President of Dayton Road  Development  Corporation,  a real estate development company located in Ames, Iowa.

The Board recommends a vote FOR the election of each of the foregoing nominees to the Board.

                        INFORMATION CONCERNING DIRECTORS
                               OTHER THAN NOMINEES

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Directors Whose Terms will Expire in 2005
Betty A. Baudler                Ms.  Baudler  has  served as a  director  of the  Company  since
Age 50                          2000.  She is the  President  of Baudler  Enterprises,  Inc.,  a
                                sign business  located in Ames,  Iowa and  the  former  owner  and
                                General Manager  of radio  stations  KASI and KCCQ located in Ames,
                                Iowa.

Douglas C. Gustafson, DVM       Dr.  Gustafson  has served as a director  of the  Company  since
Age 60                          1999.  He is a  practicing  veterinarian  and  partner  in Boone
                                Veterinary Hospital located in Boone, Iowa.

Charles D. Jons, MD             Dr.  Jons has served as a director  of the  Company  since 1996.
Age 62                          He  retired  in  1999  after  a 20 year  medical  practice  with
                                McFarland Clinic in Ames, Iowa and is currently a self-employed health care consultant.

Directors Whose Terms will Expire in 2006

Robert L. Cramer                Mr.  Cramer has served as a director of the Company since 2003. He is
Age 63                          the President and Chief Operating Officer of Fareway Stores,  Inc., a
                                privately  owned  company  operating  82  grocery  stores in Iowa and
                                Illinois.

James R. Larson II              Mr.  Larson has served as a director  of the Company  since 2000.  He
Age 52                          is the Chief  Financial  Officer of ACI  Mechanical,  Inc., a heating and cooling contractor located in Ames, Iowa.

Warren R. Madden                Mr.  Madden has served as a director  of the Company  since 2003.  He
Age 64                          is employed as Vice  President  of Business and Finance at Iowa State
                                University.  Iowa State  University is a major land grant  university located in Ames, Iowa with an enrollment of nearly 28,000 students.

None of the nominees or directors serve as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940. There are no family relationships among the Company's directors and executive officers.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board holds regular quarterly meetings and held four such meetings during 2003. During 2003, each director of the Company attended at least 75% of all meetings of the Board and meetings of committees to which such director was appointed.

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee as standing committees of the Board. Additional information concerning each of the committees and the directors serving thereon follows.

Audit Committee

The Audit Committee is responsible for review of the Company's auditing, accounting, financial reporting and internal control functions and for the selection, approval and recommendation of independent accountants to the Board. In addition, the Audit Committee is expected to monitor the quality of the Company's accounting principles and financial reporting as well as the independence of, and the non-audit services provided by, the Company's independent accountants. The Board has adopted a written charter for the Audit Committee, a copy of which may be accessed on the Company's website at www.amesnational.com. A report of the Audit Committee appears in this Proxy Statement.

During 2003, the Audit Committee consisted of Mr. Walter, who acted as chairman, Ms. Baudler, Dr. Jons and Mr. Madden, all of whom are independent directors (as determined in accordance with the definition of "independent director" established by the corporate governance rules of the NASDAQ stock market). The Audit Committee met on two occasions during 2003.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board on all elements of compensation for the Company's executive officers. A report of the Compensation Committee appears in this Proxy Statement.

During 2003, the Compensation Committee consisted of Mr. Christy, who acted as chairman, Dr. Gustafson and Mr. Larson. The Compensation Committee met on two occasions during 2003.

Nominating Committee

The Nominating Committee is responsible for evaluating and recommending to the Board the names of nominees for election as directors. The Nominating Committee also reviews and recommends to the Board the desired characteristics of the composition of the Board, including the number of directors, age, experience and other appropriate attributes. The Board has adopted a written charter for the Nominating Committee, a copy of which may be accessed on the Company's website at www.amesnational.com.

During 2003, the Nominating Committee consisted of Dr. Gustafson, who acted as chairman, Mr. Cramer, Dr. Jons and Mr. Walter, all of whom are independent directors (as determined in accordance with the definition of "independent director" established by the corporate governance rules of the NASDAQ stock market). The Committee met on three occasions during 2003.

Director Compensation

During 2003, each director of the Company (with the exception of Mr. Krieger) was paid a fee of $425 for each regular Board meeting attended. Directors serving on the Audit Committee, the Compensation Committee, the Nominating Committee and on the Company's Loan Committee were paid a fee of $290, with the committee chairman receiving $380, for each meeting of those committees that the director attended (except for Mr. Krieger who received no additional compensation for his service on the Loan Committee). Directors of the Company (with the exception of Mr. Krieger) who also serve as directors of one or more of the Company's affiliate banks (the "Banks") received fees during 2003 for board and committee meetings attended at the Bank level.

Nomination of Directors

The Nominating Committee evaluates and recommends to the Board the names of nominees for election as directors. The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided such shareholder has complied with the procedure set forth in the Company's bylaws (the "Bylaws") for the submission of nominees. In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in
Section 3.1(c) of the Bylaws, to the Secretary of the Company no less than 120 days prior to the first anniversary of the date of the proxy statement distributed by the Company in connection with the prior year's annual meeting of shareholders. A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2005 would need to be submitted no later than November 16, 2004. A copy of the relevant provisions of the Bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company or by accessing the Bylaws on the Company's website at www.amesnational.com. A shareholder who has complied with the procedure for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Board.

On an annual basis, the Board compiles a list of candidates for submission to the Nominating Committee for its evaluation. As noted above, the list of candidates will include any person nominated by a shareholder in compliance with the nomination procedures set forth in the Bylaws. The Nominating Committee may also identify and evaluate any other person that may come to the attention of the Nominating Committee as a candidate for nomination. The Nominating Committee evaluates each candidate utilizing the minimum qualifications specified in the Nominating Committee Charter and taking into account any other information deemed by the Nominating Committee to be relevant to the evaluation process. The evaluation process for director and shareholder nominated-candidates is applied on a uniform basis. The Nominating Committee may, to the extent it deems appropriate, contact other directors not serving on the Nominating Committee, directors and officers of the Banks and any shareholder nominating an individual, to ensure the necessary information is obtained to properly evaluate the desirability of each candidate. Upon completion of the evaluation process, the Nominating Committee will make its recommendations to the Board based upon the desired composition of the Board, review of minimum qualifications and other information deemed by the Nominating Committee to be relevant and the readily ascertainable strengths and weaknesses of each candidate.

The Nominating Committee Charter identifies the following minimum qualifications under which a candidate will be evaluated: (i) the ability to understand financial affairs and complexities of business organizations; (ii) business experience and community involvement in the market areas in which the Banks conduct their business; (iii) although not required, the prior experience of a candidate as a director of one of the Banks; (iv) reputation for high moral and ethical business standards that will add to the stature of the Board; and (v) compliance with the requirements of the Company's age limitation policies. The age limitation policy provides that a newly-nominated director must be under age 65 (unless the nominee also serves as an executive officer of the Company or a Bank) and that a current director will be eligible for re-election only if such director will not be more than 75 years of age at the end of the term for which the director would be re-elected.

Two of the nominees for election as directors at the Meeting, Daniel L. Krieger and Marvin J. Walter, currently serve as directors of the Company and are standing for re-election. The third nominee, Frederick C. Samuelson, does not currently serve as a director of the Company. His name was provided to the Nominating Committee for consideration as nominee by the board of directors of State Bank & Trust Co.

Shareholder Communications

The Board has adopted a process whereby a shareholder may direct written communications to the Board. A shareholder desiring to communicate with the Board may send a written communication addressed to the Board and directed, if by e-mail, to info@amesnational.com with Attention: "Board of Directors" in the subject line or, if sent by regular mail, addressed to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Board of Directors. Upon receipt of a written communication from a shareholder addressed to the Board in a manner described above, the communication will be reviewed by the Chairman of the Company and the Chairman of the Audit Committee for purposes of determining whether the communication raises an issue of appropriate concern to the Board. Communications raising issues of appropriate concern will be forwarded to each member of the Board for consideration by the Board as a whole. All written communications directed to the Board and submitted in the manner prescribed by the process will, regardless of whether such communication is ultimately submitted to the Board, receive a written response from the Chairman of the Company.

Board Member Attendance at Annual Meetings

The Board has adopted a policy providing that each member of the Board shall use his or her reasonable efforts to attend each annual meeting of shareholders of the Company, giving appropriate consideration to the business and travel schedule of the director. Each person who was serving as a director of the Company at the time of the annual meeting of shareholders in 2003 attended such meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

Directors, Nominees and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 27, 2004 by each director of the Company, by each nominee for director of the Company and by each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the "named executive officers") and by all directors and executive officers (including the named executive officers) as a group.

                                     Shares Beneficially       Percent of Total
Name                                     Owned (1)(2)         Shares Outstanding
--------------------------------------------------------------------------------

Betty A. Baudler                            5,720                     *
James R. Christy (3)                       10,272                     *
Robert L. Cramer(4)                         4,350                     *
Douglas C. Gustafson, DVM (5)              11,100                     *
Leo E. Herrick (6)                          6,386                     *
Charles D. Jons, M.D (7)                    5,254                     *
Daniel L. Krieger (8)                     115,831                   3.70%
James R. Larson II                          5,075                     *
Warren R. Madden(9)                           480                     *
Thomas H. Pohlman(10)                       2,300                     *
Jeffrey K. Putzier (10)                     1,926                     *
Frederick C. Samuelson                      1,700                     *
William D. Tufford(10)                      3,100                     *
Marvin J. Walter (11)                       5,123                     *
Terrill L. Wycoff  (12)                    39,945                   1.28%

Directors and Executive
Officers (18) as a Group (13)             255,820                   8.17%

----------------------------------

Notes:

*    Indicates less than 1% ownership of outstanding shares.

(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power. Beneficial ownership may be disclaimed as to certain of the shares.

(2) Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3) Includes 3,661 shares held in his spouse's name over which he has shared investment and voting power.

(4) Includes 1,000 shares held in his spouse's name and 825 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(5) Includes 2,500 shares held in his spouse's name over which he has shared investment and voting power.

(6) Includes 1,655 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(7) Consists of shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dtd 7-8-97 over which he has shared investment and voting power.

(8) Includes 16,500 shares held in his spouse's name over which he has shared investment and voting power and 57,831 shares held by the Ames National Corporation 401(k) Profit Sharing Plan with respect to which Mr. Krieger exercises shared investment and voting power in his capacity as trust officer of First National Bank which serves as trustee of that plan.

(9) Consists of 280 shares held in the name of the Warren R. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees and 200 shares held in the name of the Beverly S. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees, over which he has shared investment and voting power.

(10) Consists of shares held jointly with his spouse over which he has shared investment and voting power.

(11) Includes 80 shares held in his spouse's name over which he has shared investment and voting power.

(12) Includes 14,296 shares held in his spouse's name over which he has shared investment and voting power.

(13) Includes, in addition to shares owned by the directors and named executive officers, a total of 5,958 shares owned by four other executive officers of the Company or the Banks for whom disclosure of individual share ownership is not required. An additional 33,000 shares owned by the Josephine F. Tope Charitable Remainder Unitrust are also included in this total as one of the executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trust.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 27, 2004 of more than five percent of the Common Stock.

                                       Shares Beneficially     Percent of Total
Name and Address                              Owned           Shares Outstanding
--------------------------------------------------------------------------------

George B. Coover (1)                         210,216                 6.71%
2533 Coral Brooke Drive
Sierra Vista, AZ 85650

Charlotte H. Stafford (2)                    166,758                 5.32%
9701 Meyer Forest Drive, Apt. 23302
Houston, TX 77096-4324

Robert W. Stafford (3)                       330,597                10.55%
P.O. Box 846
Ames, Iowa 50010

----------------------------

Notes:

(1) Consists of 158,216 shares held in the name of George B. Coover in his capacity as trustee of the Coover Family Trust - Trust A u/t/a 4/22/75 and 52,000 shares held in the name of Mr. Coover in his capacity as trustee of the Coover Family Trust - Trust B u/t/a 4/22/75. Mr. Coover is the brother-in-law of Robert W. Stafford.

(2) Consists of 11,380 shares held in the name of Charlotte H. Stafford in her individual capacity, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees and 107,378 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees. Ms. Stafford holds shared investment and voting power with respect to the shares owned by the two trusts. Ms. Stafford is the sister-in-law of Robert W. Stafford. Beneficial ownership of the shares owned by the two trusts has also been reported under the holdings of Robert W. Stafford, although Mr. Stafford disclaims any pecuniary interest in such shares.

(3) Includes 78,626 shares held in his spouse's name, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees and 107,378 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard
     C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees. Richard C. Stafford is Robert W. Stafford's deceased brother and Robert W. Stafford is the brother-in-law of Charolette H. Stafford. Mr. Stafford has shared investment and voting power with respect to the foregoing shares, but disclaims any pecuniary interest in the shares held in the two trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock. The Company believes that during 2003 its directors, executive officers and ten percent shareholders complied with all Section 16(a) filing requirements, with the exception of the following: (i) one Form 4 reporting one transaction involving the disposition of shares by the Ames National Corporation 401(k) Profit Sharing Plan was filed late by director and executive officer Daniel L. Krieger who is deemed to have beneficial ownership of such shares by virtue of his position as a trust officer of First National Bank which serves as trustee of such plan; (ii) one Form 4 reporting one transaction involving the acquisition of shares was filed late by director Warren R. Madden; and (iii) one Form 4 reporting one transaction involving the disposition of shares was filed late by Robert W. Stafford, a ten percent shareholder. In making these statements, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers.

                             EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the Chairman and President of the Company, four executive officers of the Banks and a former executive officer of a Bank who, based on their salary and bonus compensation, were the most highly compensated for the year ending December 31, 2003. All information set forth in this table reflects compensation earned by these individuals for services with the Company or the Banks, as applicable, for the year ending December 31, 2003, as well as their compensation for each of the years ending December 31, 2002 and December 31, 2001.

                                     Summary Compensation Table
---------------------------------------------------------------------------------------------------------
NAME, POSITION                                                                              ALL OTHER
AND ORGANIZATION                   YEAR            SALARY             BONUS              COMPENSATION (1)
---------------------------------- ---------- ----------------- ------------------ ----------------------
Daniel L. Krieger, Chairman and    2003           $184,296          $105,058                $23,020
President of the Company           2002           $177,108          $114,518                $24,170
                                   2001           $166,115          $ 78,914                $19,124

Thomas H. Pohlman, President of    2003           $131,500          $ 81,524                $24,898
Firswt National Bank               2002           $126,420          $ 79,045                $25,665
                                   2001           $120,740          $ 54,522                $19,124

Terrill L. Wycoff, Executive       2003           $126,672          $ 69,878                $24,469
Vice President of First            2002           $122,040          $ 67,754                $24,356
National Bank                      2001           $114,240          $ 54,522                $18,985

William D. Tufford, Former         2003           $120,628          $ 16,298                $13,082
President fo State Bank &          2002           $101,400          $ 23,318                $14,224
Trust Co.                          2001           $ 96,000          $ 13,052                $10,234

Jeffrey K. Putzier, President of   2003           $103,200          $ 26,672                $15,231
Boone Bank & Trust Co.             2002           $ 98,460          $ 25,818                $14,815
                                   2001           $ 92,880          $ 11,668                $ 9,756

Leo E. Herrick,                    2003           $ 96,000          $ 24,000                $ 8,400
President of United Bank           2002           $ 66,667          $ 10,000                     --
& Trust, N.A.

(1) Figures for 2003 and 2002 consist of contributions made on behalf of the named executive officer to the Ames National Corporation 401(k) Profit Sharing Plan sponsored by the Company and the Banks for the benefit of their respective employees. Figures for 2001 consist of contributions made on behalf of the named executive officer to the Ames National Corporation 401(k) Profit Sharing Plan and the Ames National Corporation Money Purchase Pension Plan sponsored by the Company and the Banks for the benefit of their respective employees. The Money Purchase Pension Plan was merged into the 401(k) Profit Sharing Plan effective January 1, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

This report describes the current compensation policy and practices as endorsed by the Board of the Company and the boards of directors of the Banks and the process followed in arriving at 2003 compensation provided to Daniel Krieger, Chairman and President of the Company, and the executive officers of the Banks identified in the preceding Summary Compensation Table (collectively, the "executive officers"). Decisions regarding the compensation of Mr. Krieger are made by the Board of the Company upon recommendation of the Compensation
Committee of the Board. Decisions regarding the compensation of the other executive officers are made by the board of directors of the particular Bank by which each of the executive officers is employed upon recommendation of the compensation committee of the particular board. Although compensation decisions are made at the Company and Bank levels, as applicable, the Company and the Banks all adhere to the same compensation policies and practices. Accordingly, the following description of the compensation policy and practices of the Compensation Committee of the Board of the Company is equally applicable to the policy and practices of the compensation committee of the particular Bank by which each of the executive officers of a Bank is employed.

Compensation Policy and Practices

The executive compensation program of the Company has been designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives and encourage superior performance through the award of performance-based compensation. The executive compensation package consists of the following components:

  *  base salary
  *  deferred salary
  *  performance awards
  *  benefits

Executive compensation decisions made by the Compensation Committee are guided by the Management Incentive Compensation Plan (the "MIC Plan") which provides for the allocation of total salary between base salary and deferred salary and establishes parameters for additional performance awards. Total salary (consisting of base salary and deferred salary) of the executive officer is established on an annual basis by the Compensation Committee. In establishing total salary, the Compensation Committee reviews individual performance, Company and Bank performance (primarily in terms of profitability ratios) as compared to peer groups on both a national and state basis and a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data for similarly-sized institutions. No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision on the part of the Compensation Committee. Once total salary has been established, the MIC Plan contains a formula whereby total salary is allocated between base salary (which is paid on a monthly basis and is not contingent on any performance standards) and deferred salary (which is paid only upon satisfaction of certain performance thresholds), as described below.

Under the MIC Plan, the Compensation Committee establishes on an annual basis an earnings threshold which is used to determine the payment of deferred salary and to define eligibility for earning additional performance awards over and above total salary. The earnings threshold is defined by selecting a return on assets target that the Compensation Committee views as representing sufficient performance to enable the executive officer to earn all deferred salary and to become eligible for additional performance awards in the event earnings exceed the threshold. In establishing the earnings threshold, the Compensation Committee reviews and relies primarily on national and state peer group return on asset ratios of financial institutions of similar size. Although the MIC Plan provides that the Company and Banks are generally expected to achieve results above the peer group ratio, the decision concerning the appropriate earnings threshold is ultimately a subjective decision of the Compensation Committee. The MIC Plan also requires the Compensation Committee to establish an earnings "floor" (below which no deferred salary will be earned) and a "ceiling" (which limits the amount of performance award compensation which may be paid during any year). The "floor" and "ceiling" earnings levels are also established on a subjective basis by the Compensation Committee.

Under the MIC Plan, the entitlement to deferred salary and additional performance awards are reviewed and determined on a semi-annual basis, comparing the actual earnings during the two prior calendar quarters against the earnings threshold established under the MIC Plan. If actual earnings are below the threshold, the executive officer will receive only a portion of the deferred salary (or no deferred salary at all if earnings are below the "floor") and no performance award. If actual earnings exceed the threshold, the executive officer will receive all deferred salary to which he is entitled. In addition, the executive officer will receive his pre-determined percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual earnings exceed the threshold (subject to the ceiling established by the Compensation Committee).

Each executive officer also receives on an annual basis a contribution to the Ames National Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") which is a defined contribution plan. The Company and the Banks previously sponsored the Ames National Corporation Money Purchase Pension Plan, but that plan was merged into the 401(k) Plan effective January 1, 2002. Under the 401(k) Plan, an executive officer, along with all other eligible employees of the Company and the Banks, may defer up to fifteen percent of total compensation on an annual basis and will receive a matching contribution from the Company or applicable Bank in an amount of up to two percent of total compensation. An additional contribution of five percent of total compensation (which is subject to a different vesting schedule than the two percent contribution) is made by the Company or applicable Bank to the account of each executive officer, as well as to the accounts of all other eligible employees of the Company and the Banks. In addition, the Board may make a discretionary contribution to the 401(k) Plan which historically has been based on the profitability of the Company and the Banks for the year. Such contribution, if made, is allocated among all eligible employees on a pro rata basis relative to total compensation. All contributions are subject to certain ceilings established by applicable law.

Compensation of Chairman and President

The Compensation Committee used the executive compensation practices described above to determine Mr. Krieger's compensation for 2003. His total salary for 2003 was established at $289,354 based on a review by the Compensation Committee of his individual performance, Company and Bank performance and the Iowa Bankers Association 2003 Salary Survey with respect to the salaries paid to chief executive officers of Iowa-based banks with deposits in excess of $225 million. Under the MIC Plan, his total salary was allocated between base salary of $184,296 and deferred salary of $46,655. He earned all deferred salary to which he was entitled during 2003, based on actual earnings exceeding the thresholds established by the Compensation Committee at the beginning of the year. Mr. Krieger received performance awards in the amount of $58,403 during 2003, also on the basis of the aggregate earnings of the Banks exceeding the earnings threshold established by the Compensation Committee at the beginning of the year. He also received a contribution in the amount of $23,020 to the 401(k) Plan, the contributions having been determined in the manner described above.

The undersigned members of the Compensation Committee have submitted this report.

                                                       James R. Christy, Chair
                                                       Douglas C. Gustafson, DVM
                                                       James R. Larson II

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the proceeding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during the fiscal year, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

                          STOCK PRICE PERFORMANCE GRAPH

The performance graph omitted herein provides information regarding cumulative, five-year total return on an indexed basis of the Common Stock as compared with the NASDAQ Total US Index and the SNL Midwest OTC Bulletin Board Bank Index ("Midwest OTC Bank Index") prepared by SNL Financial L.C. of Charlottesville, Virginia. The latter index reflects the performance of 59 bank holding companies operating principally in the Midwest as selected by SNL Financial. The indexes assume the investment of $100 on December 31, 1998 in the Common Stock, the NASDAQ Total US Index and the Midwest OTC Bank Index, with all dividends reinvested. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

The data pionts used in the omitted graphical presentation is as follows:


                                                         Period Ending
                              --------------------------------------------------------------------
Index                         12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------------------------------------------------------------------------
Ames National Corporation      100.00      130.03      141.55      107.41      130.67      169.67
NASDAQ - Total US*             100.00      185.95      113.19       89.65       61.67       92.90
SNL Midwest OTC Bank Index     100.00       86.48       71.28       65.74       84.32      106.43

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com.

                    LOANS TO DIRECTORS AND EXECUTIVE OFFICERS
                         AND RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in the Company's annual report on Form 10-K. The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with management and McGladrey & Pullen, LLP, the Company's independent auditors. The Audit Committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the year ending December 31, 2003 to be filed with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

                                                         Marvin J. Walter, Chair
                                                         Betty A. Baudler
                                                         Charles D. Jons, MD
                                                         Warren R. Madden

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen LLP, Certified Public Accountants, provided accounting services to the Company during the year ended December 31, 2003. The Board, based on the approval and recommendation of the Audit Committee, has selected McGladrey & Pullen LLP to provide accounting services to the Company for the year ending December 31, 2004. A representative of McGladrey & Pullen LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and he is also expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) during 2003 and 2002.

                                                   2003        2002
                                                 --------------------

Audit Fees (1) ...............................   $ 59,996    $ 48,550
Audit Related Fees (2) .......................      4,500       6,000
Tax Fees (3) .................................     15,713      21,754
All Other Fees (4) ...........................     17,507      21,503
                                                 --------------------
                                                 $ 97,716    $ 97,807
------------------------------------

Notes:

(1) Audit fees consist of fees for audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2) Audit related fees consist of fees for audits of financial statements of the employee benefit plans maintained by the Company.

(3) Tax fees consist of fees for tax consultation and tax compliance services for the Company and its employee benefit plans.

(4) All other fees consist of fees primarily related to consultations regarding the employee benefit plans.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related services, tax services and other services. The Audit Committee's policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

The Audit Committee has considered whether the services provided by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc., apart from the audit services described under the heading "Audit Fees" above, are compatible with maintaining the independence of McGladrey & Pullen, LLP.

                            PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2005, the proposal must be received at the Company's principal executive offices no later than November 16, 2004. Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company's proxy materials. Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Bylaws unless received at the Company's principal executive offices no later than November 16, 2004 and unless such proposal contains the information required by the Bylaws. Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Secretary. A copy of the Bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company's principal executive offices or by accessing the Company's website at www.amesnational.com.

                        AVAILABILITY OF FORM 10-K REPORT

Copies of the Company's Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2003, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010.

                                  OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any other business. If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their judgment. The persons named in the Proxy will also have the power to vote for the adjournment of the Meeting from time to time.

A copy of the Annual Report to Shareholders for the year ended December 31, 2003 is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement and the Annual Report to Shareholders to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address. A separate Proxy for each shareholder is included in the voting materials. A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010,
Attn: John P. Nelson, Vice President and Secretary. A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

The Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) and the Stock Price Performance Graph contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

LOGO

                This Proxy is Solicited on Behalf of the Board of
                 Directors of the Company For the Annual Meeting
                  of Shareholders to be Held on April 28, 2004.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, April 28, 2004, at 4:30 o'clock p.m., local time, at the Reiman Gardens, 1407 Elwood Drive, Ames, Iowa, and any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes: (i) to elect three members of the Board of Directors of the Company; and (ii) to consider such other business as may properly be brought before the Annual Meeting.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If you are able to attend the meeting and wish to vote your shares in person, you may withdraw your proxy and do so.

The undersigned hereby constitutes and appoints James R. Christy, Douglas C. Gustafson, DVM and Charles D. Jons, MD, or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place and stead of the undersigned to attend the Annual Meeting and to vote as directed below all shares of common stock of the Company held of record by the undersigned on March 12, 2004, with all powers the undersigned would possess if personally present at such meeting.

The Board of Directors unanimously recommends a vote "FOR" the nominees for director listed below.

1.  Election of Directors

    Election of three directors, Daniel L. Krieger, Frederick C. Samuelson and Marvin J. Walter, for three year terms:

    ___      FOR all nominees listed above.

    ___      FOR all nominees listed above except ______________________.

    ___      WITHHOLD AUTHORITY to vote for all nominees.


2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR the nominees for director listed in the accompanying Proxy Statement.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

       Please Vote, Sign,
       Date and Return        __________________________________ Date _________


                              __________________________________ Date _________
                              Signature(s) of Shareholder(s)


(Please sign exactly as your name(s) appears on this Proxy. When signing as an attorney, executor, administrator, trustee, guardian or another representative capacity, please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by a partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

   [  ]    I plan to attend the Annual Meeting.
           Spouse or guest attending _________________________


   [  ]    I am unable to attend the Annual Meeting.

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